Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Third Quarter 2017 Results
Company Exceeds Revenue, Gross Margin, Adjusted EBITDA and Cash Forecasts

SAN JOSE, Calif., Nov. 2, 2017 - SunPower Corp. (NASDAQ:SPWR) today announced financial results for its third quarter ended October 1, 2017.

($ Millions, except percentages and per-share data)	3rd Quarter 2017	2nd Quarter 2017	3rd Quarter 2016
GAAP revenue	$477.2	$337.4	$729.3
GAAP gross margin	3.3%	4.5%	17.7%
GAAP net loss	$(54.2)	$(93.8)	$(40.5)
GAAP net loss per diluted share	$(0.39)	$(0.67)	$(0.29)
Non-GAAP revenue[1]	$533.6	$341.5	$770.1
Non-GAAP gross margin[1,2]	12.8%	12.2%	23.6%
Non-GAAP net income (loss)[1,2]	$29.5	$(49.3)	$124.4
Non-GAAP net income (loss) per diluted share[1,2]	$0.21	$(0.35)	$0.88
Adjusted EBITDA[1,2]	$67.3	$13.5	$175.6
Operating cash flow	$(26.6)	$(161.8)	$(128.3)
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Excludes polysilicon costs related to its above market polysilicon contracts.

“We were pleased with our overall results as our diversified model and solid execution enabled us to exceed our financial forecasts for the quarter,” said Tom Werner, SunPower president and CEO. “Our distributed generation business performed well as customer demand for our complete solution products remained strong. As expected, we are seeing continued momentum in our commercial segment as we are realizing the benefits from our investments over the last year. Our third quarter performance reflected the completion of our Toyota headquarters project while traction for our SunPower Helix product continued with bookings from both new and repeat customers. Demand for our high quality, industry leading solutions in our residential business remains robust and is supported by our ability to offer customers multiple financing alternatives for their systems. In power plant, we benefitted from the completion and sale of our 69-megawatt (MW) Gala project while executing on our commitments for the fourth quarter including our 100-MW El Pelicano project in Chile which we expect to be sold this year, and demand in our SunPower Solutions group remains strong, with bookings now exceeding 500 MW.

“Operationally, we achieved our cost reduction targets for the quarter and our Fabs remain 100 percent utilized. Also, we further invested in our next generation cell and module technology with the goal of volume production of these products in the second half of 2018. We remain committed to improving our competitive position, strengthening our balance sheet and returning to long-term sustained profitability starting in the second half of 2018.”

“Strategically, we have made significant progress in our restructuring program which remains on track to be completed in the first half of next year. Our focus continues to be on maximizing cash flow through project sales, reducing operating expenses and the potential monetization of non-core assets. In relation to the 201 trade case proceedings, we remain committed to advocating our belief that SunPower should be differentially treated or excluded from all remedies as we are a U.S. based company with more than 1,000 direct employees and an employment network exceeding 17,500 people through our indirect dealer channel, supply chain partners, as well as site installation workers across 40 states. Additionally, our industry leading, high efficiency technology, the result of approximately $500 million in U.S. research and development spending, is fundamentally different than the industry standard. Also, our premium pricing and proprietary products serve a distinct subset of the market and do not compete directly with offerings from the petitioners so our exclusion will not hurt their ability to grow their business. We will continue to work with the Trump Administration to ensure all parties are aware of our consistent investment in U.S. jobs, product innovation and the U.S. solar industry and are confident that the President will take these facts into account in the final decision,” concluded Werner.

“Our third quarter results reflect our continued ability to execute on our model while benefitting from our corporate restructuring and cash generating initiatives,” said Chuck Boynton, SunPower chief financial officer. “Financially, our focus remains on prudently managing our working capital and strengthening our balance sheet. To that end, we were pleased to secure nearly $200 million in incremental financings to facilitate further growth in our residential and commercial businesses. Given our strong execution and focus on cash flow, we are well positioned to achieve our strategic goals.”

Third quarter fiscal 2017 non-GAAP results exclude net adjustments that, in the aggregate, improved non-GAAP earnings by $83.7 million, including $12.4 million related to sale-leaseback transactions, $33.5 million related to cost of above market polysilicon, $9.4 million related to stock-based compensation expense, $19.4 million related to tax effect, and $9.0 million of other non-GAAP adjustments.

Financial Outlook
The company’s fourth quarter 2017 guidance assumes the expected sale of the company’s 100-MW El Pelicano project in Chile this year as well as the impact of the third quarter recognition of certain projects originally anticipated to close in the fourth quarter.

The company’s fourth quarter GAAP guidance is as follows: revenue of $635 million to $685 million, gross margin of 6.5 percent to 8.5 percent and a net loss of $80 million to $55 million. Fourth quarter 2017 GAAP guidance includes the impact of the company’s HoldCo asset strategy and revenue and timing deferrals due to real estate accounting as well as the impact of charges related to the company’s restructuring initiatives. On a non-GAAP basis, the company expects revenue of $800 million to $850 million, gross margin of 13 percent to 15 percent, Adjusted EBITDA of $75 million to $100 million and megawatts deployed in the range of 420 MW to 450 MW.

For fiscal year 2017, the company expects revenue of $1.85 billion to $1.90 billion on a GAAP basis and $2.10 billion to $2.15 billion on a non-GAAP basis, gigawatts (GW) deployed in the range of 1.37 GW to 1.40 GW, non-GAAP operational expenses of $330 million to $340 million, lower capital expenditures now forecasted to be in the range of $100 million to $120 million and to exit the year with more than $300 million in cash excluding any proceeds from the potential divestiture of non-core assets.

Additionally, the company is now forecasting 2017 Adjusted EBITDA guidance to be in the range of $165 million to $190 million with positive operating cash flow for the full year 2017.

The company will host a conference call for investors this morning to discuss its third quarter 2017 performance at 5:30 a.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third quarter 2017 performance on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
With more than 30 years of proven experience, SunPower is a global leader in solar innovation and sustainability. Our unique approach emphasizes the seamless integration of advanced SunPower technologies, delivering The Power of One® complete solar solutions and lasting customer value. SunPower provides outstanding service and impressive electricity cost savings for residential, commercial and power plant customers. At SunPower, we are passionately committed to changing the way our world is powered. And as we continue shaping the future of Smart Energy, we are guided by our legacy of innovation, optimism, perseverance and integrity. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North America and South America. Since 2011, we’ve been majority-owned by Total, the fourth largest publicly-listed energy company in the world. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) anticipated project and sale timelines; (b) our product plans and production goals; (c) our positioning for future success, long-term competitiveness, and our ability to return to sustained profitability; (d) our expectations for the timing, success, and financial impact of our restructuring plan and associated initiatives, including plans to sell projects and monetize certain non-core assets, and the impact of these initiatives on our financial performance, cash flow, and operating expenses; (d) our expectations regarding the outcome of the Section 201 trade action, the impact of any remedies imposed thereunder, and our advocacy and response plans; (e) plans for growth in our residential and commercial businesses, and our ability to achieve our strategic goals; (f) our ability to complete planned project sales, deleverage our balance sheet, retire our 2018 convertible bonds, strengthen our balance sheet, and generate additional cash proceeds to fund our planned growth initiatives; (g) our plans to invest in technologies and strategic initiatives and allocate resources; (h) our expectations for the solar industry and the markets we serve, including market conditions, recovery, and long-term prospects for improvement; (i) our fourth quarter fiscal 2017 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed ;and (j) full year fiscal 2017 guidance, including GAAP and non-GAAP revenue, gigawatts deployed, operational expenditures, capital expenditures, ending cash, and Adjusted EBITDA, and cash flow. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) changes in public policy, including the imposition of remedies pursuant to the Section 201 trade action currently before the International Trade Commission; (4) regulatory changes and the availability of economic incentives promoting use of solar energy; (5) challenges inherent in constructing certain of our large projects; (6) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (7) fluctuations in our operating results; (8) appropriately sizing our manufacturing capacity and containing manufacturing difficulties that could arise; (9) challenges managing our joint ventures and partnerships; (10) challenges executing on our HoldCo and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful, or that we may not be able to successfully monetize our interest in 8point3 Energy Partners; (11) fluctuations or declines in the performance of our solar panels and other products and solutions; and (12) our ability to successfully implement actions to meet our cost reduction targets, reduce capital expenditures, and implement our restructuring plan and associated initiatives, including plans to sell projects, monetize assets, streamline our business and focus.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com.  All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2017 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.
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SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Oct. 1, 2017	Jan. 1, 2017
Assets
Current assets:
Cash and cash equivalents	$275,004	$425,309
Restricted cash and cash equivalents, current portion	41,738	33,657
Accounts receivable, net	186,230	219,638
Costs and estimated earnings in excess of billings	19,229	32,780
Inventories	408,212	401,707
Advances to suppliers, current portion	46,096	111,479
Project assets - plants and land, current portion	364,165	374,459
Prepaid expenses and other current assets	164,420	315,670
Total current assets	1,505,094	1,914,699

Restricted cash and cash equivalents, net of current portion	61,211	55,246
Restricted long-term marketable securities	6,131	4,971
Property, plant and equipment, net	1,052,834	1,027,066
Solar power systems leased and to be leased, net	707,534	621,267
Project assets - plants and land, net of current portion	42,311	33,571
Advances to suppliers, net of current portion	185,968	173,277
Long-term financing receivables, net	598,832	507,333
Goodwill and other intangible assets, net	33,686	44,218
Other long-term assets	115,040	185,519
Total assets	$4,308,641	$4,567,167

Liabilities and Equity
Current liabilities:
Accounts payable	$408,430	$540,295
Accrued liabilities	251,127	391,226
Billings in excess of costs and estimated earnings	8,438	77,140
Short-term debt	57,453	71,376
Convertible debt, current portion	299,495	—
Customer advances, current portion	45,273	10,138
Total current liabilities	1,070,216	1,090,175

Long-term debt	601,070	451,243
Convertible debt	815,978	1,113,478
Customer advances, net of current portion	71,877	298
Other long-term liabilities	795,943	721,032
Total liabilities	3,355,084	3,376,226

Redeemable noncontrolling interests in subsidiaries	125,860	103,621

Equity:
Preferred stock	—	—
Common stock	140	139
Additional paid-in capital	2,434,428	2,410,395
Accumulated deficit	(1,546,511)	(1,218,681)
Accumulated other comprehensive loss	(4,109)	(7,238)
Treasury stock, at cost	(181,174)	(176,783)
Total stockholders' equity	702,774	1,007,832
Noncontrolling interests in subsidiaries	124,923	79,488
Total equity	827,697	1,087,320
Total liabilities and equity	$4,308,641	$4,567,167

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 1, 2017	Jul. 2, 2017	Oct. 2, 2016	Oct. 1, 2017	Oct. 2, 2016
Revenue:
Residential	$153,258	$157,125	$170,345	$446,414	$499,867
Commercial	106,005	100,105	139,954	314,373	290,041
Power Plant	217,928	80,216	419,047	452,926	744,765
Total revenue	477,191	337,446	729,346	1,213,713	1,534,673
Cost of revenue:
Residential	126,614	130,987	138,836	378,358	395,955
Commercial	99,988	97,530	132,618	308,147	267,367
Power Plant	234,931	93,694	328,684	527,247	649,312
Total cost of revenue	461,533	322,211	600,138	1,213,752	1,312,634
Gross margin	15,658	15,235	129,208	(39)	222,039
Operating expenses:
Research and development	20,693	19,754	28,153	60,962	92,270
Selling, general and administrative	68,401	68,703	80,070	204,507	262,544
Restructuring charges	3,517	4,969	31,202	18,276	31,415
Total operating expenses	92,611	93,426	139,425	283,745	386,229
Operating loss	(76,953)	(78,191)	(10,217)	(283,784)	(164,190)
Other income (expense), net:
Interest income	636	387	630	1,961	2,133
Interest expense	(21,898)	(22,370)	(15,813)	(65,037)	(42,644)
Gain on settlement of preexisting relationships in connection with acquisition	—	—	203,252	—	203,252
Loss on equity method investment in connection with acquisition	—	—	(90,946)	—	(90,946)
Goodwill impairment	—	—	(147,365)	—	(147,365)
Other, net	(1,406)	(15,744)	(5,169)	(19,340)	(17,223)
Other expense, net	(22,668)	(37,727)	(55,411)	(82,416)	(92,793)
Loss before income taxes and equity in earnings of unconsolidated investees	(99,621)	(115,918)	(65,628)	(366,200)	(256,983)
Benefit from (provision for) income taxes	5,457	(2,353)	(7,049)	1,073	(16,878)
Equity in earnings of unconsolidated investees	15,308	5,449	16,770	21,809	24,356
Net loss	(78,856)	(112,822)	(55,907)	(343,318)	(249,505)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	24,609	19,062	15,362	60,832	53,559
Net loss attributable to stockholders	$(54,247)	$(93,760)	$(40,545)	$(282,486)	$(195,946)

Net loss per share attributable to stockholders:
- Basic	$(0.39)	$(0.67)	$(0.29)	$(2.03)	$(1.42)
- Diluted	$(0.39)	$(0.67)	$(0.29)	$(2.03)	$(1.42)
Weighted-average shares:
- Basic	139,517	139,448	138,209	139,289	137,832
- Diluted	139,517	139,448	138,209	139,289	137,832

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 1, 2017	Jul. 2, 2017	Oct. 2, 2016	Oct. 1, 2017	Oct. 2, 2016

Cash flows from operating activities:
Net loss	$(78,856)	$(112,822)	$(55,907)	$(343,318)	$(249,505)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,188	45,269	39,827	133,541	122,842
Stock-based compensation	9,399	8,606	15,907	25,380	48,902
Non-cash interest expense	4,818	4,777	308	12,553	963
Non-cash restructuring charges	—	—	17,926	—	17,926
Gain on settlement of preexisting relationships in connection with acquisition	—	—	(203,252)	—	(203,252)
Impairment of equity method investment	—	8,607	90,946	8,607	90,946
Goodwill impairment	—	—	147,365	—	147,365
Dividend from 8point3 Energy Partners LP	7,631	7,409	—	22,232	—
Equity in loss of unconsolidated investees	(15,308)	(5,449)	(16,770)	(21,809)	(24,356)
Excess tax benefit from stock-based compensation	—	—	(1,222)	—	(1,222)
Deferred income taxes	290	1,058	1,852	1,575	2,791
Other, net	1,020	(617)	2,006	5,180	3,805
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	10,331	(27,224)	(13,268)	34,776	(36,563)
Costs and estimated earnings in excess of billings	394	1,859	7,278	13,551	13,579
Inventories	9,432	(36,440)	13,901	(67,012)	(101,146)
Project assets	(2,194)	(97,022)	(1,262)	(62,024)	(434,645)
Prepaid expenses and other assets	11,525	53,852	20,674	150,628	69,293
Long-term financing receivables, net	(28,984)	(31,872)	(41,424)	(91,499)	(136,543)
Advances to suppliers	19,910	19,081	4,434	52,692	45,003
Accounts payable and other accrued liabilities	(20,495)	(9,754)	(156,279)	(228,368)	(144,202)
Billings in excess of costs and estimated earnings	(3,269)	(4,411)	7,170	(68,702)	(15,879)
Customer advances	1,556	13,294	(8,556)	106,713	(14,440)

Net cash used in operating activities	(26,612)	(161,799)	(128,346)	(315,304)	(798,338)
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,491)	(17,246)	(56,150)	(57,614)	(149,475)
Cash paid for solar power systems, leased and to be leased	(23,504)	(22,811)	(18,261)	(64,532)	(64,417)
Cash paid for solar power systems	(30,230)	(3,407)	—	(38,242)	(2,282)
Proceeds from sales or maturities of marketable securities	—	—	6,210	—	6,210
Payments to 8point3 Energy Partners LP	—	—	—	—	(9,838)
Purchases of marketable securities	(1,306)	—	—	(1,306)	—
Cash paid for acquisitions, net of cash acquired	—	—	(24,003)	—	(24,003)
Dividend from equity method investees	1,470	1,421	—	2,891	—
Cash paid for investments in unconsolidated investees	(4,344)	(1,461)	(737)	(15,947)	(11,046)
Net cash used in investing activities	(70,405)	(43,504)	(92,941)	(174,750)	(254,851)
Cash flows from financing activities:
Proceeds from bank loans and other debt	81,749	90,637	—	283,149	—
Repayment of bank loans and other debt	(74,622)	(99,913)	(7,685)	(303,562)	(15,572)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	52,535	10,062	89,634	83,177	142,862
Repayment of non-recourse residential financing	(1,731)	(1,726)	(34,541)	(4,755)	(36,707)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	44,412	47,595	34,558	141,037	91,723
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(4,574)	(4,691)	(6,514)	(13,028)	(13,419)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	92,014	104,843	168,794	318,675	602,286
Repayment of non-recourse power plant and commercial financing	(116,585)	(3,057)	(220,186)	(148,606)	(257,538)
Contributions from noncontrolling interests attributable to power plant and commercial projects	800	—	—	800	—

Excess tax benefit from stock-based compensation	—	—	1,222	—	1,222
Purchases of stock for tax withholding obligations on vested restricted stock	(175)	(153)	(1,282)	(4,390)	(20,953)
Net cash provided by financing activities	73,823	143,597	24,000	352,497	493,904
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	124	386	1,173	1,298	1,480
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(23,070)	(61,320)	(196,114)	(136,259)	(557,805)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	401,023	462,343	659,073	514,212	1,020,764
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$377,953	$401,023	$462,959	$377,953	$462,959

Non-cash transactions:
Assignment of residential lease receivables to third parties	$65	$7	$1,246	$90	$3,722
Costs of solar power systems, leased and to be leased, sourced from existing inventory	$14,925	$14,078	$14,092	$42,392	$43,983
Costs of solar power systems, leased and to be leased, funded by liabilities	$5,298	$7,016	$6,226	$5,298	$6,226
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	$10,266	$2,702	$—	$65,885	$7,375
Acquisitions of property, plant and equipment included in accounts payable and accrued liabilities	$32,367	$40,669	$85,994	$32,367	$85,994
Net reclassification of cash proceeds offset by project assets in connection with the deconsolidation of assets sold to the 8point3 Group	$445	$1,858	$34,862	$4,918	$43,588
Exchange of receivables for an investment in an unconsolidated investee	$—	$—	$—	$—	$2,890
Contractual obligations satisfied with inventory	$13,187	$6,668	$—	$19,855	$—
Acquisition funded by liabilities	$—	$—	$100,550	$—	$100,550

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross margin; net income (loss); net income (loss) per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, the sale of operating lease assets, and sale-leaseback transactions, each as described below. In addition to those same adjustments, Non-GAAP gross margin includes adjustments relating to cost of above-market polysilicon, stock-based compensation, amortization of intangible assets, non-cash interest expense, and arbitration ruling, each as described below. In addition to those same adjustments, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are adjusted for adjustments relating to goodwill impairment, restructuring expense, IPO-related costs, the tax effect of these non-GAAP adjustments, and other items, each as described below. In addition to the same adjustments as non-GAAP net income (loss), Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

•
8point3. In 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle, was formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets. Class A shares of 8point3 Energy Partners are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. With certain exceptions such as for projects already in operation, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue recognition for other projects sold to 8point3 is deferred until these projects reach commercial operations. Equity in earnings of unconsolidated investees also includes the impact of the company’s share of 8point3’s earnings related to sales of projects receiving sales recognition under IFRS but not GAAP.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to the company’s project development efforts at the time of initial project sale. Under GAAP, such projects are accounted for under real estate accounting guidance, under which no separate allocation to the company’s project development efforts occurs and the amount of revenue and margin that is recognized may be limited in circumstances where the company has certain forms of continuing involvement in the project. Over the life of each project, cumulative revenue and gross margin will eventually be equivalent under both GAAP and IFRS; however, revenue and gross margin will generally be recognized earlier under IFRS. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in differing stages of progress at any given time, the relationship in the aggregate will occasionally appear otherwise.

•
Sale of operating lease assets. The company includes adjustments related to the revenue recognition on the sale of certain solar assets subject to an operating lease (or of solar assets that are leased by or intended to be leased by the third-party purchaser to another party) based on the net proceeds received from the purchaser. Under GAAP, these sales are accounted for as borrowing transactions in accordance with lease accounting guidance. Under such guidance, revenue and profit recognition is based on rental payments made by the end lessee, and the net proceeds from the purchaser are recorded as a non-recourse borrowing liability, with imputed interest expense recorded on the liability. This treatment continues until the company has transferred the substantial risks of ownership, as defined by lease accounting guidance, to the purchaser, at which point the sale is recognized.

•
Sale-leaseback transactions. The company includes adjustments primarily related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

Other Non-GAAP Adjustments

•
Cost of above-market polysilicon. The Company has entered in previous years into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in these supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed market prices. Additionally, in order to reduce inventory and improve working capital, the Company has periodically elected to sell polysilicon inventory in the marketplace at prices below the Company’s purchase price, thereby incurring a loss. Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP financial measures as they are not reflective of ongoing operating results and does not contribute to a meaningful evaluation of a company's past operating performance.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Amortization of intangible assets. The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, are not reflective of ongoing operating results, and do not contribute to a meaningful evaluation of a company’s past operating performance.

•
Non-cash interest expense. The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Goodwill impairment. In the third quarter of 2016, the company performed an interim goodwill impairment evaluation, due to current market circumstances, including a decline in the company's stock price which resulted in the market capitalization of the company being below its book value. The company’s preliminary calculation determined that the implied fair value of goodwill for all reporting units was zero and therefore recorded a goodwill impairment loss of $147.4 million, which includes $89.6 million of goodwill recognized in the third quarter of 2016 in connection with the company’s acquisition of the remaining 50% of AUOSP, a joint venture for the purpose of manufacturing solar cells in which the company previously owned 50%. No adjustment to non-GAAP financial measures was made for the portion of the impairment charge derived from AUOSP, resulting in a non-GAAP adjustment of $57.8 million. Management believes that it is appropriate to exclude this impairment charge from the company’s non-GAAP financial measures as it arises from prior acquisitions, is not reflective of ongoing operating results, and does not contribute to a meaningful evaluation of a company’s past operating performance. The impact of the AUOSP acquisition to the company’s GAAP and non-GAAP income statements in the third quarter of 2016 was $22.7 million, including a $203.2 million gain on settling preexisting relationships offset by a $90.9 million loss on the prior equity method investment and $89.6 million of goodwill impairment.

•
Restructuring expense. The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), the Company’s wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. The second partial and final awards dated July 14, 2015 and September 30, 2015, respectively, reduced the estimated amounts to be paid to FPEC, and on July 22, 2016, SPML entered into a settlement with FPEC and FPSC and paid a total of $50.5 million in settlement of all claims between the parties. As a result, the Company recorded its best estimate of probable loss related to this case at the time of the initial ruling and updated the estimate as circumstances warranted. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the presented fiscal periods. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments. When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 1, 2017	Jul. 2, 2017	Oct. 2, 2016	Oct. 1, 2017	Oct. 2, 2016
GAAP revenue	$477,191	$337,446	$729,346	$1,213,713	$1,534,673
Adjustments based on IFRS:
8point3	(899)	(223)	33,301	(409)	16,727
Utility and power plant projects	5,887	335	37	(17,558)	13,490
Sale of operating lease assets	—	—	7,424	—	28,010
Sale-leaseback transactions	51,412	3,927	—	108,817	12,646
Non-GAAP revenue	$533,591	$341,485	$770,108	$1,304,563	$1,605,546

Adjustments to Gross Profit / Margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 1, 2017	Jul. 2, 2017	Oct. 2, 2016	Oct. 1, 2017	Oct. 2, 2016
GAAP gross profit	$15,658	$15,235	$129,208	$(39)	$222,039
Adjustments based on IFRS:
8point3	(377)	870	13,788	1,682	8,936
Utility and power plant projects	3,367	2,378	47	32,919	7,732
Sale of operating lease assets	—	—	2,085	—	8,163
Sale-leaseback transactions	10,669	(2,270)	85	5,255	3,073
Other adjustments:
Cost of above-market polysilicon	33,461	21,826	27,415	85,102	56,030
Stock-based compensation expense	2,875	1,052	6,029	5,111	15,618
Amortization of intangible assets	2,567	2,567	2,567	7,701	5,111
Non-cash interest expense	10	10	283	30	886
Arbitration ruling	—	—	—	—	(5,852)
Non-GAAP gross profit	$68,230	$41,668	$181,507	$137,761	$321,736

GAAP gross margin (%)	3.3%	4.5%	17.7%	—%	14.5%
Non-GAAP gross margin (%)	12.8%	12.2%	23.6%	10.6%	20.0%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 1, 2017	Jul. 2, 2017	Oct. 2, 2016	Oct. 1, 2017	Oct. 2, 2016
GAAP net loss attributable to stockholders	$(54,247)	$(93,760)	$(40,545)	$(282,486)	$(195,946)
Adjustments based on IFRS:
8point3	(916)	2,458	19,320	9,643	48,078
Utility and power plant projects	3,367	2,378	47	32,919	7,732
Sale of operating lease assets	—	—	2,098	—	8,197
Sale-leaseback transactions	12,440	(173)	277	10,425	3,265
Other adjustments:
Cost of above-market polysilicon	33,461	21,826	27,415	85,102	56,030
Stock-based compensation expense	9,399	8,606	15,907	25,380	48,902
Amortization of intangible assets	3,026	4,227	3,018	10,279	14,351
Non-cash interest expense	33	35	308	103	963
Goodwill impairment	—	—	57,765	—	57,765
Restructuring expense	3,517	4,969	31,202	18,276	31,415
Arbitration ruling	—	—	—	—	(5,852)
IPO-related costs	—	(196)	—	(82)	35
Other	—	—	(20)	—	(31)
Tax effect	19,407	350	7,655	20,270	6,885
Non-GAAP net income (loss) attributable to stockholders	$29,487	$(49,280)	$124,447	$(70,171)	$81,789

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 1, 2017	Jul. 2, 2017	Oct. 2, 2016	Oct. 1, 2017	Oct. 2, 2016
Net income (loss) per diluted share
Numerator:
GAAP net loss available to common stockholders[1]	$(54,247)	$(93,760)	$(40,545)	$(282,486)	$(195,946)
Non-GAAP net income (loss) available to common stockholders[1]	$29,487	$(49,280)	$124,447	$(70,171)	$81,789

Denominator:
GAAP weighted-average shares	139,517	139,448	138,209	139,289	137,832
Effect of dilutive securities:
Stock options	—	—	—	—	—
Restricted stock units	1,863	—	384	—	684
Upfront Warrants (held by Total)	1,406	—	3,179	—	4,962
0.75% debentures due 2018	—	—	—	—	—
Non-GAAP weighted-average shares[1]	142,786	139,448	141,772	139,289	143,478

GAAP net loss per diluted share	$(0.39)	$(0.67)	$(0.29)	$(2.03)	$(1.42)
Non-GAAP net income (loss) per diluted share	$0.21	$(0.35)	$0.88	$(0.50)	$0.57

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 1, 2017	Jul. 2, 2017	Oct. 2, 2016	Oct. 1, 2017	Oct. 2, 2016
GAAP net loss attributable to stockholders	$(54,247)	$(93,760)	$(40,545)	$(282,486)	$(195,946)
Adjustments based on IFRS:
8point3	(916)	2,458	19,320	9,643	48,078
Utility and power plant projects	3,367	2,378	47	32,919	7,732
Sale of operating lease assets	—	—	2,098	—	8,197
Sale-leaseback transactions	12,440	(173)	277	10,425	3,265
Other adjustments:
Cost of above-market polysilicon	33,461	21,826	27,415	85,102	56,030
Stock-based compensation expense	9,399	8,606	15,907	25,380	48,902
Amortization of intangible assets	3,026	4,227	3,018	10,279	14,351
Non-cash interest expense	33	35	308	103	963
Goodwill impairment	—	—	57,765	—	57,765
Restructuring expense	3,517	4,969	31,202	18,276	31,415
Arbitration ruling	—	—	—	—	(5,852)
IPO-related costs	—	(196)	—	(82)	35
Other	—	—	(20)	—	(31)
Cash interest expense, net of interest income	19,492	19,886	14,990	57,907	40,318
Provision for (benefit from) income taxes	(5,457)	2,353	7,049	(1,073)	16,878
Depreciation	43,161	40,917	36,809	123,010	108,365
Adjusted EBITDA	$67,276	$13,526	$175,640	$89,403	$240,465

Q4 2017 and FY 2017 GUIDANCE

(in thousands except percentages)	Q4 2017	FY 2017
Revenue (GAAP)	$635,000-$685,000	$1,850,000-$1,900,000
Revenue (non-GAAP)[1]	$800,000-850,000	$2,100,000-$2,150,000
Gross margin (GAAP)	6.5%-8.5%	N/A
Gross margin (non-GAAP)[2]	13%-15%	N/A
Net loss (GAAP)	$55,000-$80,000	$337,000-$362,000
Adjusted EBITDA[3]	$75,000-$100,000	$165,000-$190,000

1.
Estimated non-GAAP amounts above for Q4 2017 include net adjustments that increase revenue by approximately $165 million related to sale-leaseback transactions. Estimated non-GAAP amounts above for fiscal 2017 include net adjustments that increase (decrease) revenue by approximately $(20) million related to utility and power plant projects, and $270 million related to sale-leaseback transactions.

2.
Estimated non-GAAP amounts above for Q4 2017 include net adjustments that increase gross margin by approximately $7 million related to utility and power plant projects, $21 million related to sale-leaseback transactions, $36 million related to cost of above-market polysilicon, $3 million related to stock-based compensation expense, and $1 million related to amortization of intangible assets.

3.
Estimated Adjusted EBITDA amounts above for Q4 2017 include net adjustments that decrease net loss by approximately $7 million related to utility and power plant projects, $21 million related to sale-leaseback transactions, $36 million related to cost of above-market polysilicon, $11 million related to stock-based compensation expense, $3 million related to amortization of intangible assets, $3 million related to restructuring, $24 million related to interest expense, $9 million related to income taxes, and $41 million related to depreciation. Estimated Adjusted EBITDA amounts above for fiscal 2017 include net adjustments that decrease net loss by approximately $41 million related to utility and power plant projects, $33 million related to sale-leaseback transactions, $121 million related to cost of above-market polysilicon, $36 million related to stock-based compensation expense, $13 million related to amortization of intangible assets, $24 million related to restructuring, $90 million related to interest expense, $7 million related to income taxes, and $162 million related to depreciation.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	October 1, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$153,258	$106,005	$217,928	$26,644	17.4%	$6,017	5.7%	$(17,003)	(7.8)%							$(54,247)
Adjustments based on IFRS:
8point3	(1,345)	334	112	(480)		212		(109)		—	—	—	1,070	—	(1,609)	(916)
Utility and power plant projects	—	—	5,887	—		—		3,367		—	—	—	—	—	—	3,367
Sale-leaseback transactions	—	51,412	—	—		10,701		(32)		—	—	—	1,771	—	—	12,440
Other adjustments:
Cost of above-market polysilicon	—	—	—	4,751		6,996		21,714		—	—	—	—	—	—	33,461
Stock-based compensation expense	—	—	—	869		750		1,256		1,661	4,863	—	—	—	—	9,399
Amortization of intangible assets	—	—	—	847		821		899		—	459	—	—	—	—	3,026
Non-cash interest expense	—	—	—	2		3		5		4	19	—	—	—	—	33
Restructuring expense	—	—	—	—		—		—		—	—	3,517	—	—	—	3,517
Tax effect	—	—	—	—		—		—		—	—	—	—	19,407	—	19,407
Non-GAAP	$151,913	$157,751	$223,927	$32,633	21.5%	$25,500	16.2%	$10,097	4.5%							$29,487

	July 2, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$157,125	$100,105	$80,216	$26,138	16.6%	$2,575	2.6%	$(13,478)	(16.8)%							$(93,760)
Adjustments based on IFRS:
8point3	(1,319)	1,470	(374)	(477)		891		456		—	—	—	1,060	—	528	2,458
Utility and power plant projects	—	327	8	—		327		2,051		—	—	—	—	—	—	2,378
Sale-leaseback transactions	—	3,927	—	—		(2,225)		(45)		—	—	—	2,097	—	—	(173)
Other adjustments:
Cost of above-market polysilicon	—	—	—	4,731		5,000		12,095		—	—	—	—	—	—	21,826
Stock-based compensation expense	—	—	—	314		293		445		1,036	6,518	—	—	—	—	8,606
Amortization of intangible assets	—	—	—	870		672		1,025		1,201	459	—	—	—	—	4,227
Non-cash interest expense	—	—	—	2		2		6		4	21	—	—	—	—	35
Restructuring expense	—	—	—	—		—		—		—	—	4,969	—	—	—	4,969
IPO-related costs	—	—	—	—		—		—		—	(196)	—	—	—	—	(196)
Tax effect	—	—	—	—		—		—		—	—	—	—	350	—	350
Non-GAAP	$155,806	$105,829	$79,850	$31,578	20.3%	$7,535	7.1%	$2,555	3.2%							$(49,280)

	October 2, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$170,345	$139,954	$419,047	$31,509	18.5%	$7,336	5.2%	$90,363	21.6%							$(40,545)
Adjustments based on IFRS:
8point3	(1,336)	3,181	31,456	(250)		2,162		11,876		—	—	—	1,062	—	4,470	19,320
Utility and power plant projects	—	—	37	—		—		47		—	—	—	—	—	—	47
Sale of operating lease assets	7,424	—	—	2,085		—		—		—	—	—	13	—	—	2,098
Sale-leaseback transactions	—	—	—	—		85		—		—	—	—	192	—	—	277
Other adjustments:
Cost of above-market polysilicon	—	—	—	5,880		5,492		16,043		—	—	—	—	—	—	27,415
Stock-based compensation expense	—	—	—	2,083		1,744		2,202		2,935	6,943	—	—	—	—	15,907
Amortization of intangible assets	—	—	—	869		868		830		—	451	—	—	—	—	3,018
Non-cash interest expense	—	—	—	67		84		132		4	21	—	—	—	—	308
Goodwill impairment	—	—	—	—		—		—		—	—	—	57,765	—	—	57,765
Restructuring expense	—	—	—	—		—		—		—	—	31,202	—	—	—	31,202
Other	—	—	—	—		—		—		—	(33)	—	13	—	—	(20)
Tax effect	—	—	—	—		—		—		—	—	—	—	7,655	—	7,655
Non-GAAP	$176,433	$143,135	$450,540	$42,243	23.9%	$17,771	12.4%	$121,493	27.0%							$124,447

NINE MONTHS ENDED

	October 1, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$446,414	$314,373	$452,926	$68,056	15.2%	$6,226	2.0%	$(74,321)	(16.4)%							$(282,486)
Adjustments based on IFRS:
8point3	(4,001)	4,471	(879)	(1,460)		2,796		346		—	—	—	8,196	—	(235)	9,643
Utility and power plant projects	—	327	(17,885)	—		327		32,592		—	—	—	—	—	—	32,919
Sale-leaseback transactions	—	78,380	30,437	—		5,811		(556)		—	—	—	5,170	—	—	10,425
Other adjustments:
Cost of above-market polysilicon	—	—	—	13,833		19,128		52,141		—	—	—	—	—	—	85,102
Stock-based compensation expense	—	—	—	1,393		1,292		2,426		4,225	16,044	—	—	—	—	25,380
Amortization of intangible assets	—	—	—	2,931		2,329		2,441		1,201	1,377	—	—	—	—	10,279
Non-cash interest expense	—	—	—	8		8		14		12	61	—	—	—	—	103
Restructuring expense	—	—	—	—		—		—		—	—	18,276	—	—	—	18,276
IPO-related costs	—	—	—	—		—		—		—	(82)	—	—	—	—	(82)
Tax effect	—	—	—	—		—		—		—	—	—	—	20,270	—	20,270
Non-GAAP	$442,413	$397,551	$464,599	$84,761	19.2%	$37,917	9.5%	$15,083	3.2%							$(70,171)

	October 2, 2016
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$499,867	$290,041	$744,765	$103,912	20.8%	$22,674	7.8%	$95,453	12.8%							$(195,946)
Adjustments based on IFRS:
8point3	(3,935)	3,181	17,481	(1,154)		2,341		7,749		—	—	—	3,185	—	35,957	48,078
Utility and power plant projects	—	—	13,490	—		—		7,732		—	—	—	—	—	—	7,732
Sale of operating lease assets	28,010	—	—	8,163		—		—		—	—	—	34	—	—	8,197
Sale-leaseback transactions	—	12,646	—	—		3,073		—		—	—	—	192	—	—	3,265
Other adjustments:
Cost of above-market polysilicon	—	—	—	12,934		9,562		33,534		—	—	—	—	—	—	56,030
Stock-based compensation expense	—	—	—	4,562		3,141		7,915		8,932	24,352	—	—	—	—	48,902
Amortization of intangible assets	—	—	—	1,856		2,102		1,153		3,007	6,233	—	—	—	—	14,351
Non-cash interest expense	—	—	—	201		175		510		14	63	—	—	—	—	963
Goodwill impairment	—	—	—	—		—		—		—	—	—	57,765	—	—	57,765
Restructuring expense	—	—	—	—		—		—		—	—	31,415	—	—	—	31,415
Arbitration ruling	—	—	—	(1,345)		(922)		(3,585)		—	—	—	—	—	—	(5,852)
IPO-related costs	—	—	—	—		—		—		—	35	—	—	—	—	35
Other	—	—	—	—		—		—		—	(32)	—	1	—	—	(31)
Tax effect	—	—	—	—		—		—		—	—	—	—	6,885	—	6,885
Non-GAAP	$523,942	$305,868	$775,736	$129,129	24.6%	$42,146	13.8%	$150,461	19.4%							$81,789